UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (855) 884-0575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 4, 2016, Pioneer Energy Services Corp. (the “Company”), Wells Fargo Bank, National Association (“Wells Fargo”) and Wilmington Trust, National Association (“Wilmington Trust”) entered into an Agreement of Resignation, Appointment and Acceptance (the “Agreement of Resignation”), with respect to the Company’s 6.125% Senior Notes due 2022.
Pursuant to the terms of the Agreement of Resignation, effective May 4, 2016, Wells Fargo will resign as Trustee under the Indenture, dated as of March 18, 2014, by and among the Company, Wells Fargo, as Trustee and the subsidiary guarantors named therein (the “Indenture”), related to the Company’s 6.125% Senior Notes due 2022, and Wilmington Trust will accept its appointment as successor Trustee under the Indenture and assume the rights, powers, trusts and duties of Wells Fargo as trustee thereunder. Effective May 16, 2016, Wells Fargo will resign as registrar, paying agent and custodian under the Indenture, and Wilmington Trust will accept its appointment as successor registrar, paying agent and custodian under the Indenture and assume the rights, powers and duties of Wells Fargo as registrar, paying agent and custodian under the Indenture
The address of the corporate trust office for Wilmington Trust is 15950 North Dallas Parkway, Suite 550, Dallas, Texas 75248. A copy of the Agreement of Resignation is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1
Agreement of Resignation, Appointment and Acceptance, dated as of May 4, 2016, by and among Pioneer Energy Services Corp., a Texas corporation, Wells Fargo Bank, National Association, and Wilmington Trust, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

Date:	May 4, 2016	By:	/s/ Lorne E. Phillips
Lorne E. Phillips Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description
99.1
Agreement of Resignation, Appointment and Acceptance, dated as of May 4, 2016, by and among Pioneer Energy Services Corp., a Texas corporation, Wells Fargo Bank, National Association, and Wilmington Trust, National Association.